Exhibit 10.6 (e)

FIFTH AMENDMENT TO THE

FROZEN FOOD EXPRESS INDUSTRIES, INC. 401(K) SAVINGS PLAN

This Amendment is adopted by FROZEN FOOD EXPRESS INDUSTRIES, INC. (the “Company”), a Texas Corporation, having its principal office in Dallas, Texas.

R e c i t a l s:

WHEREAS, the Company has previously established the Frozen Food Express Industries, Inc. 401(k) Savings Plan, as amended and restated, effective January 1, 2001 (the “Plan”), for the benefit of those employees who qualify thereunder and for their beneficiaries; and

WHEREAS, the Company desires to amend the Plan to provide, effective March 1, 2005, additional opportunities for Participants who have attained age fifty (50) to diversify the investment of their ESOP Accounts;

NOW, THEREFORE, pursuant to Section 15.1 of the Plan, Section 13.7 of the Plan is amended and restated in its entirety to read as follows, effective March 1, 2005:

“Section 13.7 Diversification of Investment.

Any Employee who has attained age fifty (50) (a “Qualified Participant”) may elect at any time to direct the Trustee on the investment of: (a) not more than fifty percent (50%) of the Qualified Participant's ESOP Accounts (excluding accumulated employee contributions) as of the date of election, reduced by amounts previous-ly diversified; (b) upon attaining age fifty-five (55) years, not more than seventy-five percent (75%) of the Qualified Participant's ESOP Accounts (excluding accumulated employee contributions) as of the date of election, reduced by amounts previously diversified; and (c) upon attaining age sixty (60), up to 100% of the Qualified Participant’s ESOP Accounts (excluding accumulated employee contributions) as of the date of election..

The Trustee shall complete diversification of a Qualified Participant's investment in accordance with a Qualified Participant's election as soon as practicable following receipt of the election. The Trustee shall satisfy this requirement: (i) by distributing to the Participant an amount equal to the amount for which the Participant elected diversification; or (ii) by substituting for the amount of the Company Stock for which the Participant elected diversification an equivalent amount of participant-directed investments in other Investment Funds offered in the Plan pursuant to Article 7.”

IN WITNESS WHEREOF, FROZEN FOOD EXPRESS INDUSTRIES, INC. has caused this Fourth Amendment to be executed and effective as of March 1, 2005, by the undersigned duly appointed and authorized officer.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr.

Name: Stoney M. Stubbs, Jr.

Title: President and CEO